Exhibit 99.1

Innovex Announces Third-Quarter 2024 Results

HOUSTON, November 7, 2024 – Innovex International, Inc. (NYSE: INVX) (“Innovex,” “we” or the “Company”) today announced financial and operating results for the third quarter of 2024.

Third Quarter Highlights

•
Closed transformative merger between Innovex Downhole Solutions, Inc. and former Dril-Quip, Inc., positioning the combined business for long-term success
•
Revenue of $152 million, up 17% quarter over quarter
•
Net Income1 of $83 million, up 766% quarter over quarter, and Net Income Margin of 54%
•
Diluted earnings per share of $1.99
•
Adjusted EBITDA2 of $27 million and Adjusted EBITDA margin2 of 18%
•
Net Cash Provided by Operating Activities of $22 million
•
Free Cash Flow2 of $20 million
•
Loss from Operations of $13 million
•
Return on Capital Employed2 of 9%
•
Achieved 100% of the year one synergy target of $15 million annualized savings

(1)
Due to the equity value of legacy Dril-Quip on the closing date of the merger relative to the fair value of the assets, the Company recorded a bargain purchase gain of approximately $93 million during the third quarter of 2024. This drove the material variance in (Loss) Income from Operations and Net Income during the period.
(2)
Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow and Return on Capital Employed (“ROCE”) are non-GAAP measures. Reconciliations of Adjusted EBITDA to net income, Adjusted Free Cash Flow to net cash provided by operating activities and ROCE to income from operations, the most directly comparable financial measures presented in accordance with GAAP, are outlined in the reconciliation tables accompanying this release.

Adam Anderson, Chief Executive Officer, commented, “I am excited to introduce Innovex International to the public equity markets. Our vision is to create a unique energy industrial platform focused on driving exceptional value and service to our customers, and exceptional absolute returns for our shareholders.Since inception, legacy Innovex has done just that: delivering a revenue per share CAGR of 22% and a return on capital employed (“ROCE”) of 17%. These results are well ahead of both our peers and the S&P 500, which is our ultimate benchmark. This outcome is the product of our vision and our culture. Our culture, which we call ‘No Barriers,’ drives customer focus and relentless innovation while maintaining flexibility through a capital light business model. We believe the combination with Dril-Quip unlocks transformational opportunities to grow our market share, expand our margins, delight our customers, and deliver value to our shareholders.

We are thrilled to merge Dril-Quip’s portfolio and capabilities into our existing platform of small-ticket, big-impact consumable products and technologies. The merger with Dril-Quip is our largest transaction to date, and the franchise is among the best in our portfolio. Since closing, I have spent a significant amount of time learning about our employees, technologies, customers and processes and couldn’t be more pleased about the capability of our people and our technologies. Dril-Quip has a well-deserved reputation for delivering the most reliable and high-performance products in their space. That said, it is increasingly clear, in my opinion, that the legacy Dril-Quip operating model was not delivering exceptional service to our customers and could not generate high margins and free cash conversion. We are immediately making the changes necessary to address both. The foremost issue we will resolve is our on-time delivery of products. This has been an impediment to profitability and customer satisfaction. We will also work to leverage the depth of our combined distribution footprint; we have already seen early success cross-selling products in U.S. Gulf of Mexico, Brazil and U.S. Land. I am pleased to report that we are ahead of schedule on our stated goal of $30 million in cost synergies and have already realized 100% of our year-one synergy target of $15 million. Furthermore, we have increased conviction that there is significant potential above this figure, as well as an opportunity to grow the market share of the combined portfolios through improved delivery time, improved customer experience, and continued investment in innovation. While it is early days, and progress against this aspiration will take time, we are more confident than ever about the potential of the combined platform to generate margins and returns on par with our historic results.”

Kendal Reed, Chief Financial Officer, remarked, “We are pleased with our consistent margin performance despite a weak operating environment. Our contra-cyclical cash flow profile provided strong free cash flow in the quarter, which helped us reduce our debt and maintain a strong balance sheet, providing optionality should we find investment opportunities that meet our stringent standards of consistent margins, customer driven innovation, and high returns on our invested capital.”

Financial Summary

(in thousands)

	Three Months Ended
	September 30, 2024	June 30, 2024	September 30, 2023
Revenue	$151,817	$130,302	$139,086
Net Income	$82,586	$9,534	$15,366
Net Income Margin	54%	7%	11%
Adjusted EBITDA (1)	$27,411	$29,516	$33,294
Adjusted EBITDA Margin (1)	18%	23%	24%
Free Cash Flow (1)	$20,051	$20,893	$26,432
ROCE (1)	9%	17%	22%

(1)
Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow and Return on Capital Employed (“ROCE”) are non-GAAP financial measures. See definition of these measures and the reconciliation of GAAP to non-GAAP financial measures in the Supplemental Information tables below.

Operational & Financial Results

Innovex’s North America Onshore (“NAM”) revenue increased 24% quarter over quarter while International & Offshore revenue grew 4% quarter over quarter, both primarily as a result of the Dril-Quip merger.

Kendal Reed, Chief Financial Officer, continued, “I was pleased with the resilience of our NAM revenue in spite of the ongoing pullback in US Land focused activity, and we are very excited about our opportunities in the International & Offshore space. The Dril-Quip merger enhances our growth opportunities in these markets, and, as Adam noted, we have already seen early successes.

Another bright spot in the third quarter was the strong free cash flow we generated despite significant acquisition costs. As a result of our capital light business model, we can convert a high proportion of our EBITDA to free cash flow. We are already deploying our plans to apply this business model to the legacy Dril-Quip businesses. Importantly, we can reinvest this free cash flow into both high-return organic and inorganic opportunities. In fact, we continue to monitor a robust pipeline of investment opportunities in businesses that fit within our existing portfolio and platform at a time when capital has largely fled the industry.”

Adam Anderson, Chief Executive Officer, concluded. “Our business is built on the foundation of our ‘No Barriers’ culture. We remove the barriers between ourselves and our customers that slow the pace of innovation. We empower our employees to be highly responsive to our customers’ needs and we prioritize direct and transparent interaction between our employees and the end users of our products. As a result, we have a consistent track record of creating value for both our customers and our shareholders. The achievement of our year-one targeted synergies within just eight weeks is a testament to our focus on value creation for our stakeholders. We are pleased, but not satisfied, and will continue to look for ways to increase margins, market share, and customer satisfaction.”

Balance Sheet, Debt, Cash Flow and Other

Net cash provided by operating activities was $22 million and capital expenditures were $2 million (approximately 1.1% of revenue) for the third quarter of 2024.

Innovex generated free cash flow of $20 million during the third quarter of 2024 and ended the quarter with $100 million of cash and cash equivalents and $23 million of total debt (net of financing fees). Innovex’s total debt balance at the end of the quarter represented 0.2x trailing twelve month Adjusted EBITDA, with $91 million of availability on its revolving credit facility.

Innovex believes in maintaining conservative levels of leverage and ample liquidity to maximize strategic flexibility and allow the Company to capitalize on acquisition opportunities with strong quantitative and qualitative characteristics.

Return on Capital Employed (“ROCE”)

Innovex’s dedication to efficient capital allocation and prudent investment, combined with its capital light business model, enables the Company to generate strong returns on its invested capital. Loss from operations during the third quarter was $13 million. Return on Capital Employed (“ROCE”) during the third quarter of 2024 was 9% due to the increase in capital employed related to the Dril-Quip merger. We are focused on optimizing the post-merger business and balance sheet to enable us to meet our long-term returns targets.

Q4 2024 Guidance

Looking to the fourth quarter of 2024, Innovex expects to generate approximately $220 - $230 million in total revenue and Adjusted EBITDA of approximately $35 – 40 million, assuming a flat rig count environment.

Conference Call and Webcast Details

The Company will host a conference call to discuss the Company’s third quarter 2024 financial and operational results tomorrow, Friday, November 8, 2024, at 9:00 a.m. Central Time (10:00 a.m. Eastern Time). The presentation is open to all interested parties and may include forward-looking information. To access the call, please dial in approximately ten minutes before the start of the call.

Webcast:	https://www.webcaster4.com/Webcast/Page/2968/51431
U.S. Toll-Free Dial-In:	877-545-0523
International Dial-In:	973-528-0016
Conference ID:	946398

For those unable to participate in the live call, an audio replay will be available following the call through midnight Friday, November 22, 2024. To access the replay, please call 877-481-4010 or 919-882-2331 (International) and enter confirmation code 51431. A replay of the webcast will also be archived shortly after the call and can be accessed on the Company’s website.

About Innovex International, Inc.

Innovex International, Inc (NYSE: INVX) is a Houston-based company established in 2024 following the merger of Dril-Quip, Inc. and Innovex Downhole Solutions, Inc.

Our comprehensive portfolio extends throughout the lifecycle of the well, and innovative product integration ensures seamless transitions from one well phase to the next, driving efficiency, lowering cost, and reducing the rig site service footprint for the customer.

With locations throughout North America, Latin America, Europe, the Middle East and Asia, no matter where you need us, our team is readily available with technical expertise, conventional and innovative technologies, and ever-present customer service.

Forward-Looking Statements

Certain statements contained in this press release and oral statements made regarding the matters addressed in this release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of Innovex’s control, that could cause actual results to differ materially from the results discussed in the forward-looking statements.

Forward-looking statements can be identified by the use of forward-looking terminology, including “may,” “believe,” “expect,” “intend,” “anticipate,” “plan,” “should,” “estimate,” “continue,” “potential,” “will,” “hope” or other similar words and include the Company’s expectation of future performance contained herein. These statements discuss future expectations, contain projections of results of operations or of financial condition, or state other “forward-looking” information. You are cautioned not to place undue reliance on any forward-looking statements, which can be affected by assumptions used or by risks or uncertainties. The inclusion of forward-looking statements should not be regarded as a representation by Innovex that any of its plans will be achieved. When considering these forward-looking statements, you should keep in mind the risks related to the merger between Innovex Downhole Solutions, Inc. and Dril-Quip, Inc. (the “Merger”), including the ultimate outcome and results of integrating operations, the effects of the Merger (including the Company’s future financial condition, results of operations, strategy and plans), potential adverse reactions or changes to business relationships resulting from the announcement or completion of the Merger, expected benefits from the Merger and the ability of the

Company to realize those benefits, the significant costs required to integrate operations, whether Merger-related litigation will occur and, if so, the results of any litigation, settlements and investigations, and the risk factors and other factors noted in the Company’s Registration Statement on Form S-4 (File No. 333-279048), Annual Report on Form 10-K, any Quarterly Reports on Form 10-Q and the other documents that the Company files with the Securities and Exchange Commission. The risk factors and other factors noted therein could cause actual results to differ materially from those contained in any forward-looking statement. Innovex disclaims any duty to update and does not intend to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this press release, except as may be required by law.

Investor Relations Contact

Erin Fazio

investors@innovex-inc.com

(346) 398-0000

Innovex International, Inc.
Condensed Consolidated Statements of Operations and Comprehensive Income
(in thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended
	September 30, 2024	June 30, 2024	September 30, 2023
Revenues	$151,817	$130,302	$139,086

Cost of sales, exclusive of depreciation and amortization	99,138	84,310	89,187
Selling, general and administrative expenses	37,984	18,582	19,226
(Gain)/loss on sale of assets	(169)	(194)	(102)
Depreciation and amortization	7,786	6,589	5,768
Impairment of long-lived assets	-	3,522	266
Acquisition costs	20,296	4,423	760
Income from operations	$(13,218)	$13,070	$23,981

Interest expense	729	607	1,516
Other (income) expense, net	(269)	(653)	62
Equity method earnings	1,018	744	844
Gain on bargain purchase	92,659	-	-
Income before income taxes	$79,999	$13,860	$23,247

Income tax expense	(2,587)	4,326	7,881
Net income	$82,586	$9,534	$15,366
Foreign currency translation adjustment	2,457	(1,789)	(795)
Comprehensive income	$85,043	$7,745	$14,571

Earnings per common share
Basic	$2.03	$0.31	$0.50
Diluted	$1.99	$0.30	$0.48
Weighted average common shares outstanding
Basic	40,728,902	30,978,880	30,928,647
Diluted	41,530,978	32,316,502	32,080,960

Innovex International, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(Unaudited)

	Three Months Ended
	September 30, 2024	June 30, 2024	September 30, 2023
Assets
Current assets
Cash and cash equivalents	$99,895	$10,356	$8,307
Trade receivable, net	225,067	119,637	128,085
Inventories, net	297,519	146,690	140,155
Other current assets	54,851	18,299	19,139
Total current assets	677,332	294,982	295,686

Noncurrent assets
Property and equipment, net	182,230	51,808	52,391
Equity method investment	19,923	19,615	19,449
Goodwill and net intangibles	59,719	61,726	67,746
Right of use leases - operating, net	47,352	26,214	32,110
Deferred tax asset, net	138,523	15,116	17,115
Other long-term assets	7,704	2,168	2,483
Total noncurrent assets	455,451	176,647	191,294

Total assets	$1,132,783	$471,629	$486,980

Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$83,613	$36,708	$39,718
Accrued expenses	55,884	25,486	28,734
Operating lease liabilities	9,093	6,942	7,058
Other current liabilities	15,520	1,261	6,634
Current portion of long-term debt and finance lease obligations	10,695	10,301	20,999
Total current liabilities	174,805	80,698	103,143

Noncurrent liabilities
Long-term debt and finance lease obligations	12,351	14,451	48,998
Operating lease liabilities	39,314	23,954	26,867
Other long-term liabilities	1,962	28	26
Total noncurrent liabilities	53,627	38,433	75,891
Total Liabilities	$228,432	$119,131	$179,034

Total stockholders’ equity	$904,351	$352,498	$307,946

Total liabilities and stockholders’ equity	$1,132,783	$471,629	$486,980

Innovex International, Inc.
Condensed Consolidated Statement of Cash Flows
(in thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended
	September 30, 2024	June 30, 2024	September 30, 2023
Cash flows from operating activities
Net Income	$82,586	$9,534	$15,366
Adjustments to reconcile net income to net cash provided by (used in) operating activities	(71,311)	11,777	(3,432)
Changes in operating assets and liabilities, net of amounts related to acquisitions	10,447	1,456	20,020
Net cash provided by (used in) operating activities	$21,722	$22,767	$31,954

Cash flows used in investing activities
Capital expenditures	$(1,671)	$(1,874)	$(5,522)
Proceeds from sale of property and equipment	1,074	785	167
Equity method investment	-	-	-
Cash acquired in stock based business combination	154,312	-	-
Net cash provided by (used in) investing activities	$153,715	$(1,089)	$(5,355)

Cash flows provided by financing activities
Net Borrowings on line of credit	$-	$(16,000)	$(23,250)
Net Borrowings on term loan	(2,533)	(1,250)	(1,250)
Payments on Finance Leases	(1,386)	(1,415)	(977)
Dividend payment	(74,983)	-	-
Other Financing	(6,388)	-	(31)
Net cash provided by (used in) financing activities	$(85,290)	$(18,665)	$(25,508)

Effect of exchange rate changes on cash and cash equivalents	(608)	(292)	(103)

Net change in cash and cash equivalents	$89,539	$2,721	$988

Non-GAAP Measures

Adjusted EBITDA and Adjusted EBITDA Margin

We define Adjusted EBITDA (a non-GAAP measure) as net income before interest expense, income tax expense, depreciation and amortization, (gain)/loss on sale of assets and other expense, net, further adjusted to exclude certain items which we believe are not reflective of our ongoing performance or which are non-cash in nature. Management uses Adjusted EBITDA to assess the profitability of our business operations and to compare our operating performance to our competitors without regard to the impact of financing methods and capital structure and excluding costs that management believes do not reflect our ongoing operating performance. We track Adjusted EBITDA on an absolute dollar basis and as a percentage of revenue, which we refer to as Adjusted EBITDA Margin.

Free Cash Flow

We also utilize Free Cash Flow (a non-GAAP measure) to evaluate the cash generated by our operations and results of operations. We define Free Cash Flow as net cash provided by operating activities less capital expenditures, as presented in our condensed consolidated statements of cash flows. Management believes Free Cash Flow is useful because it demonstrates the cash that was available in the period that was in excess of our needs to fund our capital expenditures. We track Free Cash Flow both on an absolute dollar basis and as a percentage of revenue. Free Cash Flow does not represent our residual cash flow available for discretionary expenditures, as we have non-discretionary expenditures, including, but not limited to, principal payments required under the terms of our Credit Facility, which are not deducted in calculating Free Cash Flow.

Return on Capital Employed (ROCE)

We utilize Return on Capital Employed ("ROCE") (a non-GAAP measure) to assess the effectiveness of our capital allocation over time and to compare our capital efficiency to our competitors. We define ROCE as Income from Operations, before acquisition costs and after tax (resulting in Adjusted Income from Operations, after tax) divided by average capital employed. Capital employed is defined as the combined values of debt and stockholders’ equity.

Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow and ROCE do not represent and should not be considered alternatives to, or more meaningful than, net income and net cash provided by operating activities, or any other measure of financial performance presented in accordance with GAAP as measures of our financial performance. Our computation of Adjusted EBITDA, Free Cash Flow and ROCE may differ from computations of similarly titled measures of other companies. For a reconciliation of these non-GAAP measures to the most directly comparable GAAP measure, see tables below.

Management has provided outlook regarding Adjusted EBITDA, which is a non-GAAP financial measure and excludes certain charges. A reconciliation of this non-GAAP financial measure to the corresponding GAAP financial measure has not been provided because guidance for the various reconciling items is not provided. The Company is unable to provide guidance for these reconciling items because they cannot determine their probable significance, as certain items are outside of the Company's control and cannot be reasonably predicted since these items could vary significantly from period to period. Accordingly, reconciliations to the corresponding GAAP financial measures are not available without unreasonable effort.

Innovex International, Inc.
Reconciliation of Net Income to Adjusted EBITDA
(in thousands)
(Unaudited)

	Three Months Ended
	September 30, 2024	June 30, 2024	September 30, 2023
Revenue	$151,817	$130,302	$139,086

Net Income	$82,586	$9,534	$15,366
Interest expense	729	607	1,516
Income tax expense	(2,587)	4,326	7,881
Depreciation and amortization	7,786	6,589	5,768
EBITDA	$88,514	$21,056	$30,531

Other non-operating (income) expense, net (1)	(269)	(653)	62
(Gain)/Loss on sale of assets	(169)	(194)	(102)
Impairment of long-lived assets	-	3,522	266
Acquisition Costs (2)	20,296	4,423	760
Equity Method Adjustment (3)	790	914	939
Gain on Bargain Purchase	(92,659)	-	-
Stock based compensation	10,908	448	460
IPO Preparation Expenses (4)	-	-	378
Adjusted EBITDA	$27,411	$29,516	$33,294

Net Income (Loss) % Revenue	54%	7%	11%
Adjusted EBITDA Margin	18%	23%	24%

(1)
Primarily represents foreign currency exchange gain/loss, gain/loss on lease terminations, and other non-operating items.
(2)
Consists of legal, accounting, advisory fees, and other integration costs associated with acquisitions, primarily related to Dril-Quip and DWS. These Acquisition Costs are one-time in nature and represent expenses that we do not view as normal operating expense necessary to operate our business.
(3)
Reflects the elimination of our percentage of interest expense, depreciation, amortization and other non-recurring expenses included within Equity method earnings relating to our unconsolidated investment in DWS.
(4)
Reflects legal, consulting and accounting fees and expenses related to IPO preparation.

Innovex International, Inc.
Reconciliation of Income from Operations to ROCE
(in thousands)
(Unaudited)

	Twelve Months Ended
	September 30, 2024	June 30, 2024	September 30, 2023
Income from operations	$45,465	$82,664	$93,192
Plus: Acquisition Costs	25,834	6,298	2,350
Less: Income tax expense	(11,901)	(22,369)	(18,946)
Adjusted income from operations, after tax	$59,398	$66,593	$76,596

Beginning debt	$69,997	$93,042	$88,493
Beginning equity	307,946	292,915	232,950
Ending debt	23,046	24,752	69,997
Ending equity	904,351	352,498	307,946
Average capital employed	$652,670	$381,604	$349,693

ROCE	9%	17%	22%

Innovex International, Inc.
Reconciliation of Net Cash from Operations to Free Cash Flow
(in thousands)
(Unaudited)

	Three Months Ended
	September 30, 2024	June 30, 2024	September 30, 2023
Net cash provided by (used in) operating activities	$21,722	$22,767	$31,954
Capital expenditures	(1,671)	(1,874)	(5,522)
Free Cash Flow	$20,051	$20,893	$26,432

Innovex International, Inc.
Geographic Revenue Details
(in thousands)
(Unaudited)

	Three Months Ended
	September 30, 2024	June 30, 2024	September 30, 2023
North America Onshore ("NAM")
Product revenues	$79,668	$65,073	$76,050
Rental revenues	5,228	1,848	2,389
Service revenues	13,411	12,161	13,891
Revenue - North America Onshore	$98,307	$79,082	$92,330

International & Offshore
Product revenues	$46,975	$44,655	$39,751
Rental revenues	4,172	4,796	5,896
Service revenues	2,363	1,769	1,109
Revenue - International & Offshore	$53,510	$51,220	$46,756

Total Revenue	$151,817	$130,302	$139,086